As filed with the Securities and Exchange Commission on August 5, 1999
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   ----------
                               KOMAG, INCORPORATED
             (Exact name of registrant as specified in its charter)
          Delaware                                          94-2914864
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                   1704 Automation Parkway, San Jose, CA 95131
               (Address of principal executive offices) (Zip Code)
                                   ----------
              KOMAG, INCORPORATED 1988 EMPLOYEE STOCK PURCHASE PLAN
             KOMAG, INCORPORATED 1997 SUPPLEMENTAL STOCK OPTION PLAN
                            (Full title of the Plan)

                                   ----------

                               STEPHEN C. JOHNSON
                      President and Chief Executive Officer
                               KOMAG, INCORPORATED
                   1704 Automation Parkway, San Jose, CA 95131
                     (Name and address of agent for service)
                                 (408) 576-2000
          (Telephone number, including area code, of agent for service)
                                   ----------

                                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                             Proposed           Proposed
   Title of                                                   Maximum            Maximum
  Securities                               Amount            Offering           Aggregate             Amount of
     to be                                  to be              Price            Offering            Registration
  Registered                             Registered(1)     per Share(2)         Price(2)                 Fee
  ----------                             -------------     ------------         --------                 ---

Common Stock, $0.01 par value             5,350,000           $3.6875          $19,728,125            $5,484.42
================================================================================================================

(1)      This  Registration  Statement  shall also cover any  additional  shares of Common  Stock  which  become issuable under the Registrant's Amended and Restated 1988 Employee Stock Purchase Plan by reason of any stock dividend,  stock split,  recapitalization or any other similar  transaction  effected without the
         Registrant's  receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2)      Calculated  solely for purposes of this offering  under Rule 457(h) of the  Securities  Act of 1933, as amended,  on the basis of the  average  of the high and low sales  price per share of the  Registrant's
         Common Stock on August 2, 1999, as reported on the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

         Komag, Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1999 and the fiscal quarter ended July 4, 1999; and

         (c) The description of the Registrant's common stock, which is incorporated by reference to the Registrant's Registration Statement on Form 8-A filed with the SEC on April 29, 1988.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from such director's breach of fiduciary duty. However, this provision does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability resulting from any transaction in which the director (i) breached his duty of loyalty to the Registrant or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, every

Delaware corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify such person applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct on the past of such person, unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

         To the extent any person referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is, pursuant to Section 145 of the Delaware General Corporation Law, entitled to indemnification as described above. Section 145 also grants power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

         The Registrant has entered into indemnification agreements with its then current directors and officers which provide for indemnification to the fullest extent permitted by Delaware General Corporation Law, including Section 145 thereof.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See exhibit index.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1988 Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 5th day of August, 1999.


                                      KOMAG, INCORPORATED


                                      By:______________________________________
                                        Stephen C. Johnson
                                        President  and Chief  Executive
Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Komag, Incorporated, a Delaware corporation, do hereby constitute and appoint Stephen
C. Johnson and William L. Potts, Jr., and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                        Title                                          Date
----------                                        -----                                          ----


--------------------------                        President, Chief Executive Officer             August 4, 1999
Stephen C. Johnson                                and Director (Principal Executive
                                                  Officer)


Signatures                                        Title                                          Date
----------                                        -----                                          ----


--------------------------                        Chairman of the Board                          August 4, 1999
Tu Chen



--------------------------                        Senior Vice President,                         August 4, 1999
William L. Potts, Jr.                             Chief Financial Officer and
                                                  Secretary (Principal Financial
                                                  and Accounting Officer)



--------------------------                        Director                                       August 4, 1999
Chris A. Eyre



--------------------------                        Director                                       August 4, 1999
Irwin Federman



--------------------------                        Director                                       August 4, 1999
George A. Neil



--------------------------                        Director                                       August 4, 1999
Michael R. Splinter



--------------------------                        Director                                       August 4, 1999
Anthony Sun



--------------------------                        Director                                       August 4, 1999
Masayoshi Takebayashi


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                               KOMAG, INCORPORATED

                                  EXHIBIT INDEX

 Exhibit Number       Exhibit
 --------------       -------

     5.1              Opinion of Wilson Sonsini Goodrich and Rosati

    23.1              Consent of Ernst & Young LLP

    23.2              Consent of Chuo Audit Corporation

    23.3              Consent of Wilson Sonsini Goodrich and Rosati (included in
                      Exhibit 5.1)

    24                Power of Attorney (see signature page)

    99.1 Komag, Incorporated 1988 Employee Stock Purchase Plan (as amended and restated on February 4, 1999)

    99.2* Form of Enrollment Form to be generally used in connection with Komag, Incorporated 1988 Employee Stock Purchase Plan.

    99.3 Komag, Incorporated 1997 Supplemental Stock Option Plan (as amended on June 12, 1998).

    99.4 Notice of Grant generally used in connection with the 1997 Supplemental Stock Option Plan.

    99.5              Form  of  Stock  Option   Agreement   generally   used  in
                      connection with the 1997 Supplemental Stock Option Plan.

* Incorporated by reference to Exhibits 28.1 and 28.2, respectively, to Registrant's Registration Statement No. 33-53432 on Form S-8 filed with the SEC on October 16, 1992 .